Exhibit 99
OTIS REPORTS FOURTH QUARTER AND FULL YEAR 2020 RESULTS

Delivers strong fourth quarter results with organic sales growth; announces 2021 outlook

•4Q Net sales up 4.2% with organic growth of 1.3%; FY net sales down 2.8% with organic down 2.1%
•4Q GAAP operating profit up $4 million with 40 bps of margin contraction; FY down $175 million with 100 bps of margin contraction
•4Q Adjusted operating profit up $36 million with 50 bps of margin expansion; FY up $47 million with 70 bps of margin expansion
•4Q New Equipment orders down 3.5%; FY down 2.7%; backlog up 6%, 2% at constant currency
•FY GAAP cash flow from operations of $1.5 billion; free cash flow of $1.3 billion
•Announcing 2021 outlook* with organic sales up 2 to 4%, adjusted earnings per share of $2.67 to $2.77 and free cash flow conversion ~120%

FARMINGTON, Conn., February 1, 2021 – Otis Worldwide Corporation (NYSE:OTIS) reported fourth quarter 2020 net sales of $3.5 billion with 1.3% organic growth. GAAP diluted earnings per share (EPS) increased 16.0% to $0.58 and adjusted diluted EPS increased 40.4% to $0.66. Full year net sales of $12.8 billion decreased 2.1% organically with GAAP diluted EPS decreasing 19.4% to $2.08 and adjusted diluted EPS increasing 12.5% to $2.52.

"Otis delivered a strong fourth quarter, ending a solid first year as an independent company. We returned to growth in the quarter while continuing to grow share, expand adjusted margin and generate robust cash flow demonstrating the dedication of our colleagues around the world to meet our commitments, even in trying economic times," said President and CEO Judy Marks. "By combining this positive momentum with improvements in our end markets, we expect to deliver 2% to 4% organic sales growth with high single-digit adjusted EPS growth and free cash flow conversion of about 120% in 2021*. This outlook reflects the resiliency of the business model, strength of our long-term strategy and a commitment to create value for our customers and shareholders."

Key Figures

($ millions, except per share amounts)	Quarter Ended December 31,				Year Ended December 31,
	2020	2019	Y/Y	Y/Y (CFX)	2020	2019	Y/Y	Y/Y (CFX)
Net sales	$3,493	$3,353	4.2%	1.6%	$12,756	$13,118	(2.8)%	(2.4)%
Organic sales				1.3%				(2.1)%

GAAP
Operating profit	$440	$436	$4		$1,639	$1,814	$(175)
Operating profit margin	12.6%	13.0%	(40) bps		12.8%	13.8%	(100) bps
Net income	$251	$218	15.1%		$906	$1,116	(18.8)%
Earnings per share	$0.58	$0.50	16.0%		$2.08	$2.58	(19.4)%

Adjusted non-GAAP comparison
Operating profit	$509	$473	$36	$19	$1,919	$1,872	$47	$52
Operating profit margin	14.6%	14.1%	50 bps	30 bps	15.0%	14.3%	70 bps	70 bps
Net income	$288	$205	40.5%		$1,096	$971	12.9%
Earnings per share	$0.66	$0.47	40.4%		$2.52	$2.24	12.5%

Fourth quarter net sales of $3.5 billion increased 4.2% with a 1.3% increase in organic sales. Organic sales increased 4.8% in the New Equipment segment and decreased 1.4% in the Service segment.

Fourth quarter GAAP operating profit of $440 million increased $4 million from the prior year. Adjusted operating profit of $509 million increased $36 million and $19 million at constant currency. Adjusted operating profit growth at constant currency was primarily driven by segment profit growth of $15 million. In addition, GAAP operating profit growth was impacted by higher restructuring and incremental public company standalone costs, partially offset by net non-recurring items. GAAP operating profit margin contracted 40 basis points to 12.6% and adjusted operating profit margin expanded 50 basis points to 14.6%, with margin expansion in both segments.

GAAP EPS of $0.58 increased $0.08 and adjusted EPS of $0.66 increased $0.19, driven by operating profit growth and a lower effective tax rate. In addition, GAAP EPS growth was partially offset by higher interest expense.

Full year net sales declined 2.8% versus the prior year, with a 2.1% decline in organic sales. GAAP operating profit decreased $175 million while adjusted operating profit increased $47 million and $52 million at constant currency. Adjusted operating profit growth at constant currency was driven by strong performance in the Service segment, lower corporate costs and favorable transactional foreign exchange, partially offset by decline in the New Equipment segment. GAAP operating profit was also impacted by higher non-recurring separation costs, incremental public company standalone costs and non-recurring asset charges. GAAP operating profit margin contracted 100 basis points to 12.8% and adjusted operating profit margin expanded 70 basis points to 15.0%.

New Equipment Segment

	Quarter Ended December 31,				Year Ended December 31,
($ millions)	2020	2019	Y/Y	Y/Y (CFX)	2020	2019	Y/Y	Y/Y (CFX)
Net sales	$1,531	$1,427	7.3%	5.0%	$5,371	$5,648	(4.9)%	(4.1)%
Organic sales				4.8%				(4.0)%

GAAP
Operating profit	$80	$81	$(1)		$318	$393	$(75)
Operating profit margin	5.2%	5.7%	(50) bps		5.9%	7.0%	(110) bps

Adjusted non-GAAP comparison
Operating profit	$90	$82	$8	$7	$348	$402	$(54)	$(45)
Operating profit margin	5.9%	5.7%	20 bps	20 bps	6.5%	7.1%	(60) bps	(50) bps

In the fourth quarter, net sales of $1.5 billion increased 7.3% with a 4.8% increase in organic sales. Organic sales were up 17.7% and 5.4% in the Americas and EMEA, respectively, partially offset by a 3.8% decline in Asia.

GAAP operating profit decreased $1 million to $80 million. Adjusted operating profit increased $8 million to $90 million as higher volume and material productivity were partially offset by unfavorable rate driven by incremental channel investments in China, field inefficiencies, price/mix and higher bad debt expense. GAAP operating profit was also impacted by incremental public company standalone costs and higher restructuring costs. GAAP operating profit margin contracted 50 basis points and adjusted operating profit margin expanded 20 basis points.

New Equipment orders were down 3.5% at constant currency as decline in the Americas was partially offset by growth in EMEA and Asia. Orders in China were strong, up approximately 10%. New equipment backlog at constant currency increased 2% versus prior year.

Full year net sales declined 4.9% with a 4.0% organic decline. GAAP operating profit declined $75 million and adjusted operating profit declined $54 million as strong material productivity and cost containment actions were more than offset by the impact of lower volume and unfavorable rate from under-absorption, field inefficiencies, price/mix and higher bad debt expense. GAAP operating profit was also impacted by incremental public company standalone costs and higher restructuring costs. GAAP and adjusted operating profit margin contracted 110 basis points and 60 basis points, respectively.

Service Segment

	Quarter Ended December 31,				Year Ended December 31,
($ millions)	2020	2019	Y/Y	Y/Y (CFX)	2020	2019	Y/Y	Y/Y (CFX)
Net sales	$1,962	$1,926	1.9%	(1.0)%	$7,385	$7,470	(1.1)%	(1.0)%
Organic sales				(1.4)%				(0.7)%

GAAP
Operating profit	$421	$422	$(1)		$1,611	$1,603	$8
Operating profit margin	21.5%	21.9%	(40) bps		21.8%	21.5%	30 bps

Adjusted non-GAAP comparison
Operating profit	$442	$419	$23	$8	$1,658	$1,599	$59	$55
Operating profit margin	22.5%	21.8%	70 bps	60 bps	22.5%	21.4%	110 bps	100 bps

In the fourth quarter, net sales of $2.0 billion increased 1.9%, with a 1.4% decline in organic sales. Organic maintenance and repair sales declined 1.1% and organic modernization sales declined 2.5%.

GAAP operating profit decreased $1 million to $421 million. Adjusted operating profit of $442 million increased $23 million and $8 million at constant currency as the benefit from productivity was partially offset by the impact from lower volume. GAAP operating profit was also impacted by incremental public company standalone costs and higher restructuring costs. GAAP operating profit margin contracted 40 basis points and adjusted operating profit margin expanded 70 basis points.

Full year net sales declined 1.1% with a 0.7% organic decline. GAAP operating profit increased $8 million and adjusted operating profit increased $59 million as the benefit from productivity and cost containment actions more than offset the impact from lower volume and higher bad debt expense. GAAP and adjusted operating profit margin expanded 30 basis points and 110 basis points, respectively.

Cash flow

	Quarter Ended December 31,			Year Ended December 31,
($ millions)	2020	2019	Y/Y	2020	2019	Y/Y
Cash flow from operations	$309	$454	$(145)	$1,480	$1,469	$11
Free cash flow	$238	$407	$(169)	$1,297	$1,324	$(27)
Free cash flow conversion	95%	187%		143%	119%

Fourth quarter cash from operations of $309 million decreased $145 million. Fourth quarter free cash flow decreased $169 million to $238 million as working capital headwinds, timing of pension contributions and tax payments and a $26 million increase in capital expenditures was partially offset by higher GAAP net income.

Full year cash from operations of $1.5 billion increased $11 million. Full year free cash flow decreased $27 million to $1.3 billion as lower GAAP net income, including higher separation costs and interest expense, and a $38 million increase in capital expenditures was partially offset by favorable working capital performance and other operating activities.
2021 Outlook*
Otis is announcing its full year outlook:
•Net sales of $13.3 to $13.6 billion, up 4.5 to 6.5%
•Organic sales up 2 to 4%
◦Organic New Equipment sales up 2 to 5%
◦Organic Service sales up 2 to 4%
•Adjusted operating profit of $2.05 to $2.1 billion, up $125 to $175 million at actual currency; up $75 to $125 million at constant currency
•Adjusted EPS $2.67 to $2.77, up 6 to 10%; adjusted effective tax rate of approximately 29.5%
•Free cash flow of $1.3 to $1.4 billion with conversion of approximately 120% of GAAP net income

*Note: When we provide outlook for organic sales, adjusted operating profit, adjusted EPS, adjusted effective tax rate and free cash flow on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and the corresponding GAAP measures generally is not available without unreasonable effort. See “Use and Definitions of Non-GAAP Financial Measures” below for additional information.

About Otis
Otis is the world's leading elevator and escalator manufacturing, installation and service company. We move 2 billion people a day and maintain more than 2 million customer units worldwide, the industry's largest Service portfolio. Headquartered in Connecticut, USA, Otis is 69,000 people strong, including 40,000 field professionals, all committed to meeting the diverse needs of our customers and passengers in more than 200 countries and territories worldwide. For more information, visit www.otis.com and follow us on LinkedIn, Instagram, Facebook and Twitter @OtisElevatorCo.

Use and Definitions of Non-GAAP Financial Measures
Otis Worldwide Corporation (“Otis”) reports its financial results in accordance with accounting principles generally accepted in the United States ("GAAP"). We supplement the reporting of our financial information determined under GAAP with certain non-GAAP financial information. The non-GAAP information presented provides investors with additional useful information, but should not be considered in isolation or as substitutes for the related GAAP measures. Moreover, other companies may define non-GAAP measures differently, which limits the usefulness of these measures for comparisons with such other companies. We encourage investors to review our financial statements and publicly filed reports in their entirety and not to rely on any single financial measure. A reconciliation of the non-GAAP measures (referenced in this press release) to the corresponding amounts prepared in accordance with GAAP appears in the attached tables. These tables provide additional information as to the items and amounts that have been excluded from the adjusted measures.

Organic sales, adjusted selling, general and administrative (“SG&A”) expense, earnings before interest taxes and depreciation (“EBITDA”), adjusted EBITDA, adjusted operating profit, adjusted net income, adjusted diluted earnings per share (“EPS”), adjusted effective tax rate and free cash flow are non-GAAP financial measures.

Organic sales represents consolidated net sales (a GAAP measure), excluding the impact of foreign currency translation, acquisitions and divestitures completed in the preceding twelve months and other significant items of a non-recurring and/or nonoperational nature (“other significant items”). Management believes organic sales is a useful measure in providing period-to-period comparisons of the results of the Company’s ongoing operational performance.

Adjusted SG&A expense represents SG&A expense (a GAAP measure), excluding restructuring costs, other significant items and allocated costs for certain functions and services previously performed by United Technologies Corporation (“UTC”) prior to our separation (“UTC allocated costs”) and including estimated standalone public company costs, as though Otis’ operations had been conducted independently from UTC (“standalone costs”). Standalone costs for the 2019 fiscal year are based on quarterly estimates determined during Otis’ annual planning process for the 2020 fiscal year.

Adjusted operating profit represents income from continuing operations (a GAAP measure), excluding restructuring costs, other significant items and allocated costs for certain functions and UTC allocated costs and including estimated standalone public company costs.

Adjusted net income represents net income from continuing operations (a GAAP measure), excluding restructuring costs and other significant items and UTC allocated costs and including estimated standalone public company costs, estimated adjustments to non-service pension expense, net interest expense and income tax expense as if Otis was a standalone public company (“standalone operating income adjustments”). Adjusted EPS represents diluted earnings per share from continuing operations (a GAAP measure), adjusted for the per share impact of restructuring, other significant items and standalone operating income adjustments.

The adjusted effective tax rate represents the effective tax rate (a GAAP measure) adjusted for the tax impact of restructuring costs, significant items and the tax impact of the additional adjustments (estimated standalone public company costs, interest expense and non-service pension expense).

EBITDA represents net income from operations (a GAAP measure), adjusted for noncontrolling interests, income tax expense, net interest expense, non-service pension expense and depreciation and amortization. Adjusted EBITDA represents EBITDA, as calculated above, adjusted for the impact of restructuring, other significant items and UTC allocated costs, including estimated standalone public company costs. Management believes that adjusted SG&A, EBITDA, adjusted EBITDA, adjusted operating profit, adjusted net income, adjusted EPS and the adjusted effective tax rate are useful measures in providing period-to-period comparisons of the results of the Company’s ongoing operational performance as if it had been a standalone public company.

Additionally, GAAP financial results include the impact of changes in foreign currency exchange rates ("AFX"). We use the non-GAAP measure “at constant currency” or “CFX” to show changes in our financial results without giving effect to period-to-period currency fluctuations. Under U.S. GAAP, income statement results are translated in U.S. dollars at the average exchange rate for the period presented. Management believes that this non-GAAP measure is useful in providing period-to-period comparisons of the results of the Company’s ongoing operational performance.

Free cash flow is a non-GAAP financial measure that represents cash flow from operations (a GAAP measure) less capital expenditures. Management believes free cash flow is a useful measure of liquidity and an additional basis for assessing Otis’ ability to fund its activities, including the financing of acquisitions, debt service, repurchases of common stock and distribution of earnings to shareholders.

When we provide our expectations for organic sales, adjusted operating profit, adjusted net income, adjusted effective tax rate, adjusted EPS and free cash flow on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and the corresponding GAAP measures (expected diluted EPS from continuing operations, operating profit, the effective tax rate, net sales and expected cash flow from operations) generally is not available without unreasonable effort due to potentially high variability, complexity and low visibility as to the items that would be excluded from the GAAP measure in the relevant future period, such as unusual gains and losses, the ultimate outcome of pending litigation, fluctuations in foreign currency exchange rates, the impact and timing of potential acquisitions and divestitures, and other structural changes or their probable significance. The variability of the excluded items may have a significant, and potentially unpredictable, impact on our future GAAP results.

Cautionary Statement
This communication contains statements which, to the extent they are not statements of historical or present fact, constitute “forward-looking statements” under the securities laws. From time to time, oral or written forward-looking statements may also be included in other information released to the public. These forward-looking statements are intended to provide management’s current expectations or plans for Otis’ future operating and financial performance, based on assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as “believe,” “expect,” “expectations,” “plans,” “strategy,” “prospects,” “estimate,” “project,” “target,” “anticipate,” “will,” “should,” “see,” “guidance,” “outlook,” “confident” and other words of similar meaning in connection with a discussion of future operating or financial performance or the separation and distribution. Forward-looking statements may include, among other things, statements relating to future sales, earnings, cash flow, results of operations, uses of cash, dividends, share repurchases, tax rates and other measures of financial performance or potential future plans, strategies or transactions of Otis following its separation from United Technologies Corporation, including the estimated costs associated with the separation and distribution and other statements that are not historical facts. All forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. For those statements, Otis claims the protection of the safe harbor for forward-looking statements contained in the U.S. Private Securities Litigation Reform Act of 1995. Such risks, uncertainties and other factors include, without limitation: (1) the effect of economic conditions in the industries and markets in which Otis and its businesses operate in the U.S. and globally and any changes therein, including financial market conditions, fluctuations in commodity prices, interest rates and foreign currency exchange rates, levels of end market demand in construction, the impact of weather conditions, pandemic health issues (including COVID-19 and its effects, among other things, on global supply, demand, and distribution disruptions as the outbreak continues and results in an increasingly prolonged period of travel, commercial and/or other similar restrictions and limitations), natural disasters and the financial condition of Otis’ customers and suppliers; (2) challenges in the development, production, delivery, support, performance and realization of the anticipated benefits of advanced technologies and new products and services; (3) future levels of indebtedness and capital spending and research and development spending; (4) future availability of credit and factors that may affect such availability, including credit market conditions and Otis’ capital structure; (5) the timing and scope of future repurchases of Otis’ common stock, which, if commenced, may be suspended at any time due to various factors, including market conditions and the level of other investing activities and uses of cash; (6) delays and disruption in delivery of materials and services from suppliers; (7) cost reduction efforts and restructuring costs and savings and other consequences thereof; (8) new business and investment opportunities; (9) the anticipated benefits of moving away from diversification and balance of operations across product lines, regions and industries; (10) the outcome of legal proceedings, investigations and other contingencies; (11) pension plan assumptions and future contributions; (12) the impact of the negotiation of collective bargaining agreements and labor disputes; (13) the effect of changes in political conditions in the U.S., including the new U.S. Administration, and other countries in which Otis and its businesses operate, including the United Kingdom’s recent withdrawal from the European Union, on general market conditions, global trade policies and currency exchange rates in the near term and beyond; (14) the effect of changes in tax, environmental, regulatory (including among other things import/export) and other laws and regulations in the U.S. and other countries in which Otis and its businesses operate, including changes as a result of the new U.S. Administration; (15) the ability of Otis to retain and hire key personnel; (16) the scope, nature, impact or timing of acquisition and divestiture activity, including among other things integration of acquired businesses into existing businesses and realization of synergies and opportunities for growth and innovation and incurrence of related costs; (17) the expected benefits of the separation and the timing thereof; (18) the determination by the Internal Revenue Service and other tax authorities that the distribution or certain related transactions should be treated as taxable transactions; (19) risks associated with indebtedness incurred as a result of financing transactions undertaken in connection with the separation; (20) the risk that dis-synergy costs, costs of restructuring transactions and other costs incurred in connection with the separation will exceed Otis’ estimates; and (21) the impact of the separation on Otis’ businesses, resources, systems, procedures and controls, diversion of management’s attention and the impact on relationships with customers, suppliers, employees and other business counterparties. The above list of factors is not exhaustive or necessarily in order of importance. For additional information on identifying factors that may cause actual results to vary from those stated in forward-looking statements, see Otis’ registration statements on Form 10 and Form S-3 and the reports of Otis on Forms 10-K, 10-Q and 8-K filed with or furnished to the SEC from time to time. Any forward-looking statement speaks only as of the date on which it is made, and Otis assumes no obligation to update or revise such statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Otis Worldwide Corporation
Consolidated Statements of Operations

	Quarter Ended December 31,		Year Ended December 31,
	(Unaudited)		(Unaudited)
(amounts in millions, except per share amounts)	2020	2019	2020	2019
Net Sales	$3,493	$3,353	$12,756	$13,118
Costs and Expenses:
Cost of products and services sold	2,481	2,387	8,977	9,292
Research and development	40	45	152	163
Selling, general and administrative	537	481	1,924	1,810
Total Costs and Expenses	3,058	2,913	11,053	11,265
Other income (expense), net	5	(4)	(64)	(39)
Operating profit	440	436	1,639	1,814
Non-service pension expense (benefit)	6	5	6	(33)
Interest expense (income), net	37	(6)	122	(14)
Net income before income taxes	397	437	1,511	1,861
Income tax expense	118	183	455	594
Net income	279	254	1,056	1,267
Less: Noncontrolling interest in subsidiaries' earnings	28	36	150	151
Net income attributable to common shareholders	$251	$218	$906	$1,116
Earnings Per Share of Common Stock:
Basic	$0.58	$0.50	$2.09	$2.58
Diluted	$0.58	$0.50	$2.08	$2.58
Weighted Average Number of Shares Outstanding:
Basic shares	433.4	433.1	433.2	433.1
Diluted Shares	435.8	433.1	434.6	433.1

Otis Worldwide Corporation
Segment Net Sales and Operating Profit

	Quarter Ended December 31,		Quarter Ended December 31,
	(Unaudited)		(Unaudited)
(dollars in millions)	2020		2019
	Reported	Adjusted	Reported	Adjusted
Net Sales
New Equipment	$1,531	$1,531	$1,427	$1,427
Service	1,962	1,962	1,926	1,926
Consolidated Net Sales	$3,493	$3,493	$3,353	$3,353

Operating Profit
New Equipment	$80	$90	$81	$82
Service	421	442	422	419
Segment Operating Profit	501	532	503	501
General corporate expenses and other	(61)	(23)	(67)	(28)
Consolidated Operating Profit	$440	$509	$436	$473

Segment Operating Profit Margin
New Equipment	5.2%	5.9%	5.7%	5.7%
Service	21.5%	22.5%	21.9%	21.8%
Total Operating Profit Margin	12.6%	14.6%	13.0%	14.1%

	Year Ended December 31,		Year Ended December 31,
	(Unaudited)		(Unaudited)
(dollars in millions)	2020		2019
	Reported	Adjusted	Reported	Adjusted
Net Sales
New Equipment	$5,371	$5,371	$5,648	$5,648
Service	7,385	7,385	7,470	7,470
Consolidated Net Sales	$12,756	$12,756	$13,118	$13,118

Operating Profit
New Equipment	$318	$348	$393	$402
Service	1,611	1,658	1,603	1,599
Segment Operating Profit	1,929	2,006	1,996	2,001
General corporate expenses and other	(290)	(87)	(182)	(129)
Consolidated Operating Profit	$1,639	$1,919	$1,814	$1,872

Segment Operating Profit Margin
New Equipment	5.9%	6.5%	7.0%	7.1%
Service	21.8%	22.5%	21.5%	21.4%
Total Operating Profit Margin	12.8%	15.0%	13.8%	14.3%

Otis Worldwide Corporation
Reconciliation of Reported (GAAP) to Adjusted Operating Profit & Operating Profit Margin

	Quarter Ended December 31,		Year Ended December 31,
	(Unaudited)		(Unaudited)
(dollars in millions)	2020	2019	2020	2019
New Equipment
Net sales	$1,531	$1,427	$5,371	$5,648
GAAP Operating profit	80	81	318	393
Restructuring	10	3	30	19
UTC allocated corporate expenses	—	2	—	6
Public company standalone costs[1]	—	(4)	—	(16)
Other	—	—	—	—
Adjusted New Equipment Operating Profit	$90	$82	$348	$402
Adjusted operating profit margin	5.9%	5.7%	6.5%	7.1%
Service
Net sales	$1,962	$1,926	$7,385	$7,470
GAAP Operating profit	421	422	1,611	1,603
Restructuring	21	7	47	35
UTC allocated corporate expenses	—	4	—	14
Public company standalone costs[1]	—	(16)	—	(56)
Other	—	2	—	3
Adjusted Service Operating Profit	$442	$419	$1,658	$1,599
Adjusted Operating Profit Margin	22.5%	21.8%	22.5%	21.4%

General corporate expenses and other
General corporate expenses and other	$(23)	$(28)	$(87)	$(129)
Adjusted Total Operating Profit	$509	$473	$1,919	$1,872

Total Otis
GAAP Operating profit	$440	$436	$1,639	$1,814
Restructuring	31	10	77	54
Loss on disposal of business	—	8	—	26
One-time separation costs	37	33	119	43
Expected insurance recovery	(17)	—	(17)	—
Fixed asset impairment	18	—	85	—
UTC allocated corporate expenses	—	24	16	80
Public company standalone costs[1]	—	(42)	—	(147)
Other	—	4	—	2
Adjusted Total Operating Profit	$509	$473	$1,919	$1,872
Adjusted Operating Profit Margin	14.6%	14.1%	15.0%	14.3%

1 - Public company standalone costs represent estimated costs such as personnel costs, risk management and incentive compensation that have been incurred and are reflected in results for the quarter and year ended December 31, 2020 and are not adjusted. For the quarter ended and year ended December 31, 2019, these standalone costs have been included in the adjustments, as though Otis' operations had been conducted independently from our former parent UTC.

Otis Worldwide Corporation
Reconciliation of Reported (GAAP) to Adjusted (Non-GAAP) Net Income, Earnings Per Share, and Effective Tax Rate

	Quarter Ended December 31,		Year Ended December 31,
	(Unaudited)		(Unaudited)
(dollars in millions, except per share amounts)	2020	2019	2020	2019
Adjusted Operating Profit	$509	$473	$1,919	$1,872
Non-service pension cost[3]	(5)	(4)	(5)	(9)
Net interest expense[2]	(38)	(49)	(123)	(160)
Adjusted income from operations before income taxes	466	420	1,791	1,703
Income tax expense	118	183	455	594
Tax impact on restructuring and non-recurring items	11	7	58	18
Tax impact on other adjustments	—	(12)	—	(41)
Non-recurring tax items	21	1	32	10
Adjusted net income from operations	316	241	1,246	1,122
Noncontrolling interest	28	36	150	151
Adjusted net income attributable to common shareholders	$288	$205	$1,096	$971

GAAP income attributable to common shareholders	$251	$218	$906	$1,116
Restructuring	31	10	77	54
Loss on disposal of business	—	8	—	26
One-time separation costs	37	33	119	43
Expected insurance recovery	(17)	—	(17)	—
Fixed asset impairment	18	—	85	—
UTC allocated corporate expenses	—	24	16	80
Public company standalone costs[1]	—	(42)	—	(147)
Non-service pension cost[3]	—	1	—	(42)
Net interest expense[2]	—	(55)	—	(174)
Other	—	4	—	2
Tax effects of restructuring, non-recurring items and other adjustments	(11)	5	(58)	23
Non-recurring tax items	(21)	(1)	(32)	(10)
Adjusted net income attributable to common shareholders	$288	$205	$1,096	$971

Diluted Earnings Per Share	$0.58	$0.50	$2.08	$2.58
Impact to diluted earnings per share	0.08	(0.03)	0.44	(0.34)
Adjusted Diluted Earnings Per Share	$0.66	$0.47	$2.52	$2.24

Effective Tax Rate	29.8%	41.9%	30.1%	31.9%
Impact of adjustments on effective tax rate	2.3%	0.7%	0.3%	2.2%
Adjusted Effective Tax Rate	32.1%	42.6%	30.4%	34.1%

1 - Public company standalone costs represent estimated costs such as personnel costs, risk management and incentive compensation that have been incurred and are reflected in results for the quarter ended and year ended December 31, 2020 and are not adjusted. For the quarter ended and year ended December 31, 2019, these standalone costs have been included in the adjustments, as though Otis' operations had been conducted independently from UTC.

2 - Otis issued debt and began to incur interest expenses in February 2020 associated with the debt issuance. The current quarter and year-to-date actual interest expense incurred has been reflected in the comparative period in 2019 as though Otis incurred those expenses in the prior year.

3 - Non-service pension included in GAAP net income attributable to Otis includes amounts associated with Otis' participation in our former parent' UTC's retained pension plans. The amounts related to these plans are removed from Otis' results in 2019, as though Otis' operations had been conducted independently from UTC.

Otis Worldwide Corporation

Components of Changes in Net Sales

Quarter Ended December 31, 2020 Compared with Quarter Ended December 31, 2019
	Factors Contributing to Total % Change in Net Sales
	Organic	FX Translation	Acquisitions / Divestitures, net	Other	Total
New Equipment	4.8%	2.3%	0.2%	—%	7.3%
Service	(1.4)%	2.9%	0.4%	—%	1.9%
Maintenance and Repair	(1.1)%	2.8%	0.4%	—%	2.1%
Modernization	(2.5)%	3.0%	0.3%	—%	0.8%
Total Net Sales	1.3%	2.6%	0.3%	—%	4.2%

Year Ended December 31, 2020 Compared with Year Ended December 31, 2019

	Factors Contributing to Total % Change in Net Sales
	Organic	FX Translation	Acquisitions / Divestitures, net	Other	Total
New Equipment	(4.0)%	(0.8)%	—%	(0.1)%	(4.9)%
Service	(0.7)%	(0.1)%	(0.3)%	—%	(1.1)%
Maintenance and Repair	(0.9)%	(0.1)%	(0.2)%	—%	(1.2)%
Modernization	0.1%	0.1%	(1.1)%	—%	(0.9)%
Total Net Sales	(2.1)%	(0.4)%	(0.2)%	(0.1)%	(2.8)%

Components of New Equipment Backlog

Growth %
Q4 2020
New Equipment Backlog increase at actual currency	6%
Foreign exchange impact to New Equipment Backlog	(4)%
New Equipment Backlog at constant currency	2%

Otis Worldwide Corporation
Reconciliation of Adjusted Operating Profit at Constant Currency

Quarter Ended December 31, 2020 Compared with Quarter Ended December 31, 2019

(dollars in millions)	2020	2019	Y/Y
New Equipment
Adjusted Operating Profit	$90	$82	$8
Impact of foreign exchange	(1)	—	(1)
Adjusted Operating Profit at constant currency	$89	$82	$7

Service
Adjusted Operating Profit	$442	$419	$23
Impact of foreign exchange	(15)	—	(15)
Adjusted Operating Profit at constant currency	$427	$419	$8

Otis Consolidated
Adjusted Operating Profit	$509	$473	$36
Impact of foreign exchange	(17)	—	(17)
Adjusted Operating Profit at constant currency	$492	$473	$19

Year Ended December 31, 2020 Compared with Year Ended December 31, 2019

(dollars in millions)	2020	2019	Y/Y
New Equipment
Adjusted Operating Profit	$348	$402	$(54)
Impact of foreign exchange	9	—	9
Adjusted Operating Profit at constant currency	$357	$402	$(45)

Service
Adjusted Operating Profit	$1,658	$1,599	$59
Impact of foreign exchange	(4)	—	(4)
Adjusted Operating Profit at constant currency	$1,654	$1,599	$55

Otis Consolidated
Adjusted Operating Profit	$1,919	$1,872	$47
Impact of foreign exchange	5	—	5
Adjusted Operating Profit at constant currency	$1,924	$1,872	$52

Otis Worldwide Corporation
Consolidated Balance Sheet

	December 31, 2020	December 31, 2019
(amounts in millions, except per share amounts)	(Unaudited)	(Unaudited)
Assets
Cash and cash equivalents	$1,782	$1,446
Accounts receivable, net	3,148	2,861
Contract assets	458	529
Inventories, net	659	571
Other current assets	446	251
Total Current Assets	6,493	5,658
Future income tax benefits	334	373
Fixed assets, net	774	721
Operating lease right-of-use assets	542	535
Intangible assets, net	484	490
Goodwill	1,773	1,647
Other assets	310	263
Total Assets	$10,710	$9,687

Liabilities and (Deficit) Equity
Short-term borrowings	$701	$34
Accounts payable	1,453	1,331
Accrued liabilities	1,977	1,739
Contract liabilities	2,542	2,270
Total Current Liabilities	6,673	5,374
Long-term debt	5,262	5
Future pension and postretirement benefit obligations	654	590
Operating lease liabilities	367	386
Future income tax obligations	321	695
Other long-term liabilities	634	311
Total Liabilities	13,911	7,361

Redeemable noncontrolling interest	83	95
Shareholders' (Deficit) Equity:
Preferred Stock, $0.01 par value, 125 share authorized; None issued or outstanding	—	—
Common Stock, $0.01 par value, 2,000 shares authorized; 433.4 shares issued and outstanding	59	—
Additional paid-in capital	—	—
Accumulated deficit	(3,076)	—
UTC Net Investment	—	2,458
Accumulated other comprehensive income (loss)	(815)	(758)
Total Shareholders' (Deficit) Equity	(3,832)	1,700
Noncontrolling interest	548	531
Total (Deficit) Equity	(3,284)	2,231
Total Liabilities and (Deficit) Equity	$10,710	$9,687

Debt Ratios:
Debt to total capitalization	223%	2%
Net debt to net capitalization	466%	(171)%

Debt to total capitalization equals total debt divided by total debt plus equity. Net debt to net capitalization equals total debt less cash and cash equivalents divided by total debt plus equity less cash and cash equivalents.

Otis Worldwide Corporation
Condensed Consolidated Statement of Cash Flows

	Quarter Ended December 31,		Year Ended December 31,
	(Unaudited)		(Unaudited)
(dollars in millions)	2020	2019	2020	2019
Operating Activities:
Net income from operations	$279	$254	$1,056	$1,267
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation and amortization	51	45	191	180
Stock compensation cost	19	8	63	37
Loss on fixed asset impairment	16	—	71	—
Loss on disposal of business	—	7	—	26
Change in:
Accounts receivable, net	(84)	(38)	(163)	(191)
Contract assets and liabilities, current	5	(11)	282	97
Inventories, net	25	29	(76)	60
Accounts payable	1	48	20	6
Pension contributions	(36)	(7)	(64)	(32)
Other operating activities, net	33	119	100	19
Net cash flows provided by operating activities	309	454	1,480	1,469
Investing Activities:
Capital expenditures	(71)	(47)	(183)	(145)
Investments in businesses, net of cash acquired	(3)	(8)	(53)	(47)
Investments in equity securities	—	—	(51)	—
Other investing activities, net	10	2	(66)	(11)
Net cash flows used in investing activities	(64)	(53)	(353)	(203)
Financing Activities:
Issuance of long-term debt, net	—	—	6,300	—
Payment of long-term debt issuance costs	—	—	(43)	—
Repayment of long-term debt	(250)	—	(1,000)	—
Increase (decrease) in short-term borrowings, net	137	(12)	647	6
Net transfers from (to) UTC	—	(374)	(6,330)	(972)
Dividends paid on common stock	(87)	—	(260)	—
Dividends paid to noncontrolling interest	(24)	(31)	(149)	(163)
Other financing activities, net	(31)	(22)	(9)	(4)
Net cash flows provided by (used in) financing activities	(255)	(439)	(844)	(1,133)
Summary of Activity:
Net cash provided by operating activities	309	454	1,480	1,469
Net cash used in investing activities	(64)	(53)	(353)	(203)
Net cash provided by (used in) financing activities	(255)	(439)	(844)	(1,133)
Effect of foreign exchange rate changes on cash and cash equivalents	59	21	59	(20)
Net increase in cash, cash equivalents and restricted cash	49	(17)	342	113
Cash, cash equivalents and restricted cash, beginning of period	1,752	1,476	1,459	1,346
Cash, cash equivalents and restricted cash, end of period	1,801	1,459	1,801	1,459
Less: Restricted cash	19	13	19	13
Cash and cash equivalents, end of period	$1,782	$1,446	$1,782	$1,446

Otis Worldwide Corporation
Free Cash Flow Reconciliation

	Quarter Ended December 31,
	(Unaudited)
(dollars in millions)	2020		2019

Net income attributable to common shareholders	$251		$218
Net cash flows provided by operating activities	$309		$454
Net cash flows provided by operating activities as a percentage of net income attributable to common shareholders		123%		208%
Capital expenditures	(71)		(47)
Capital expenditures as a percentage of net income attributable to common shareholders		(28)%		(22)%
Free cash flow	$238		$407
Free cash flow as a percentage of net income attributable to common shareholders		95%		187%

	Twelve Months Ended December 31,
	(Unaudited)
(dollars in millions)	2020		2019

Net income attributable to common shareholders	$906		$1,116
Net cash flows provided by operating activities	$1,480		$1,469
Net cash flows provided by operating activities as a percentage of net income attributable to common shareholders		163%		132%
Capital expenditures	(183)		(145)
Capital expenditures as a percentage of net income attributable to common shareholders		(21)%		(13)%
Free cash flow	$1,297		$1,324
Free cash flow as a percentage of net income attributable to common shareholders		143%		119%